Exhibit 99.1

Tekelec Announces Q4 2008 and Full Year Results
•	Q4 Revenues of $119.9 million, up 4% Year-over-Year; Record Full Year Revenues up 7%

•	Q4 Orders of $160.6 million, down 14% as compared to a record Q4 2007; Full Year Orders down 1%

•	Q4 GAAP EPS from Continuing Operations of $0.19 per share, up 36% Year-Over-Year; Full Year GAAP EPS from Continuing Operations per share up 87%

•	Q4 Non-GAAP EPS from Continuing Operations of $0.27 per share (as reconciled below), up 29% Year-Over-Year; Record Full Year Non-GAAP EPS from Continuing Operations (as reconciled below) of $0.94 per diluted share, up 42%

•	Q4 Cash flow from Continuing Operations of $18.0 million down 30% Year-over-Year, Record Full Year Cash flow from Continuing Operations of $106 million up 102%
Morrisville, N.C. February 11, 2009 — Tekelec (“the Company”), (NASDAQ: TKLC), the network signaling, mobile messaging and performance management company, today announced its earnings for the fourth quarter and full year of 2008.
2008 Fourth Quarter Results from Continuing Operations
Revenue from continuing operations for the fourth quarter of 2008 was $119.9 million, up 4% compared to $115.2 million for the fourth quarter of 2007. The Company had orders of $160.6 million for the quarter. This order total was the second highest in the Company’s history but was down 14% compared to the record orders of $186.2 million for the fourth quarter of 2007. As of December 31, 2008, our backlog was $412.1 million compared to $369.0 million as of September 30, 2008 and $417.0 million as of December 31, 2007.
On a GAAP basis, the Company reported income from continuing operations for the fourth quarter of 2008 of $12.8 million, or $0.19 per diluted share, up 36%, compared to income from continuing operations of $10.1 million, or $0.14 per diluted share, for the fourth quarter of 2007. On a non-GAAP basis, net income from continuing operations for the fourth quarter of 2008 was $18.2 million, or $0.27 per diluted share, up 29%, compared to net income from continuing operations of $14.9 million, or $0.21 per diluted share, for the fourth quarter of 2007. Please refer to the attached financial statement schedules for a reconciliation of the Company’s GAAP operating results to its non-GAAP operating results.
Corporate Office: 5200 Paramount Parkway, Morrisville, N.C. 27560 • Tel 919.460.5500 • Fax 919.460.0877

Full Year 2008 Results from Continuing Operations
Revenue from continuing operations for the full year 2008 was $460.6 million, up 7% compared to $431.8 million for the full year 2007. For the full year 2008, the Company had orders from continuing operations of $453.3 million, down 1% compared to $459.2 million for the full year 2007.
On a GAAP basis, the Company reported income from continuing operations for the full year 2008 of $48.6 million, or $0.71 per diluted share, up 87%, compared to income from continuing operations of $26.9 million, or $0.38 per diluted share, for the full year 2007. On a non-GAAP basis, income from continuing operations for the full year 2008 was $64.7 million, or $0.94 per diluted share, up 42%, compared to income from continuing operations of $48.3 million, or $0.66 per diluted share, for the full year 2007. Please refer to the attached financial statement schedules for a reconciliation of the Company’s GAAP operating results to its non-GAAP operating results.
GAAP operating margins from continuing operations were 14% and 6% for the full year 2008 and 2007, respectively. Non-GAAP operating margins from continuing operations for the full year 2008 were 20% compared with 13% for 2007. Cash flows from continuing operations for the year ended December 31, 2008 were $106 million, up 102% compared to $52.5 million for the full year 2007.
Frank Plastina, Tekelec’s president and chief executive officer, stated “We are very pleased with our strong operating results for the fourth quarter and full year of 2008. For 2008, we delivered record revenue, non-GAAP earnings per share and cash flows from operations in a very challenging economic environment. Our strong gross margin performance enabled us to generate a 20% non-GAAP operating margin for the full year.”
Consolidated Results, Including the Impact of Discontinued Operations
On a GAAP basis, consolidated net income for the three months ended December 31, 2008 was $13.9 million, or $0.21 per share, up 40%, compared to $10.4 million, or $0.15 per share consolidated net income for the three months ended December 31, 2007. On a GAAP basis, consolidated net income for the twelve months ended December 31, 2008 was $55.0 million, or $0.80 per diluted share, compared to a consolidated net loss for the twelve months ended December 31, 2007 of $(35.3) million, or $(0.43) per diluted share. The full year 2008 net income included income from discontinued operations of $6.5 million, while 2007 net income included a loss from discontinued operations of $(62.2) million related to the sale of the Company’s SSG business.
Balance Sheet and Liquidity
As of December 31, 2008, the Company’s consolidated cash and cash equivalents totaled $209.4 million, compared to $228.6 million at September 30, 2008 and to $419.5 million in cash, cash equivalents and short-term investments at December 31, 2007. Cash flows from continuing operations were $18.1 million for the fourth quarter and $106.0 million for the year. During 2008, the Company used a portion of its cash balance and cash flows from operations to repay Convertible Notes totaling $125.0 million, repurchase approximately 2.6 million shares of Tekelec common stock at a cost of $33.8 million, and acquire mBalance for $35.8 million in net cash.
Deferred revenues were $209.4 million at December 31, 2008, compared to $211.7 million at September 30, 2008 and $175.2 million at December 31, 2007.
At December 31, 2008, the Company continued to hold $87.2 million of Student Loan Auction Rate Securities (“SLARS”) valued at fair value in accordance with FAS 115 and 157. This valuation reflects a cumulative decline in value of $20.7 million recorded in 2008. As a result of entering into the previously announced auction rate securities rights agreement with UBS (the “UBS Rights Agreement”) on October 31, 2008, these securities are now classified as trading securities. Accordingly, as required by FAS 115 the $20.7 million write down was recorded as a non-operating expense in the income statement during the fourth quarter of 2008.

Under the terms of the UBS Rights Agreement, UBS has the right, at its discretion, to purchase these securities at par plus accrued interest at any time until July 2, 2012 and Tekelec has the right to require UBS to purchase the securities at par plus accrued interest at its election any time between June 30, 2010 and July 2, 2012. The Company’s rights under the UBS Rights Agreement were valued at fair value at December 31, 2008 in accordance with FAS 157 and FAS 159. The fair value of the rights was $18.7 million and this value was recorded as a non-operating gain during the fourth quarter of 2008.
The net impact of recording both the ARS and the UBS Rights Agreement at fair value at December 31, 2008 was to reduce GAAP and non-GAAP income before taxes by $2.0 million for the quarter and year ended December 31, 2008. Any future changes in fair value of either of these investments will be recorded in non-operating income. We will continue to classify our SLARS and the Company’s rights under the UBS Rights Agreement as long-term investments until we believe that we are within twelve months of a liquidity event.
Guidance
Given the current economic conditions and the associated lack of visibility, we are only providing guidance for the first six months of the year. We expect revenue for the first half of 2009 to range between $225 million and $240 million. For the first six months, we expect GAAP EPS to range from $0.25 to $0.35 per share and non-GAAP EPS to range from $0.36 to $0.46 per share. In addition, we anticipate that our new orders for the first six months of the year will range between $160 million to $180 million with the second quarter orders expected to be significantly higher than the first quarter. See table below for reconciliation of non-GAAP to GAAP measures.

2009 Guidance
Six Months Ending June 30, 2009

Revenues ($M) Non-GAAP Gross Margin % GAAP EPS Non-GAAP EPS Orders ($M)	$225M — $240M 64% — 67%* $0.25 — $0.35 $0.36 — $0.46* $160M — $180M
* Excludes $6.6M of estimated stock-based compensation, $4.1M of estimated amortization of purchased technology and acquisition-related expenses, (net of associated tax impact of approximately $3.2M) which are included in GAAP EPS. These Non-GAAP adjustments after tax represent approximately $0.11 per share. Of these amounts, approximately $2.5M would reduce the Non-GAAP gross margin.
Conference Call
Tekelec has scheduled a conference call for Wednesday, February 11, 2009, for its management to discuss fourth quarter and full year 2008 results. The Company also plans to provide on its web site prior to the commencement of the call certain GAAP and non-GAAP information (including GAAP reconciliations) for the fourth quarter and the years ended December 31, 2008 and 2007 and to discuss during this call certain forward looking information concerning the Company’s prospects for 2009.
“Live” Webcast and Replay
Tekelec will host a live webcast of its conference call on Wednesday, February 11, 2009 at 8:00 a.m. To access the webcast, visit Tekelec’s web site located at www.tekelec.com, enter the Investor Relations section and click on the webcast icon. A webcast replay will be available at approximately 11:00 a.m. on Wednesday, February 11, 2009, and for 90 days thereafter.
Telephone Replay
A telephone replay of the call will also be available for one week after the live webcast by calling either (800) 642-1687 or (706) 645-9291, and entering the conference ID # 82423318.

Non-GAAP Information
Certain non-GAAP financial measures are included in this press release, including a full non-GAAP statement of operations. In the calculation of these measures, Tekelec generally excludes certain items such as amortization of acquired intangibles, restructuring and other charges, non-cash stock-based compensation charges, and unusual, non-recurring gains and charges. Tekelec believes that excluding such items provides investors and management with a representation of the Company’s core operating performance and with information useful in assessing its prospects for the future and underlying trends in Tekelec’s operating expenditures and continuing operations. Management uses such non-GAAP measures and the non-GAAP statements of operations to (i) evaluate financial results, (ii) manage the Company’s operations, and (iii) establish operational goals. Further, each of the individual non-GAAP measures within the non-GAAP statement of operations and the non-GAAP statement of operations itself are utilized by the Company’s management and board of directors to assist in determining incentive compensation and evaluating key trends within the business. In addition, since the Company has historically reported non-GAAP measures to the investment community, the Company believes the inclusion of this information provides consistency in our financial reporting. The attachments to this release provide a reconciliation of each of the non-GAAP measures, including those included in the full non-GAAP statement of operations, referred to in this release to the most directly comparable GAAP measure. The non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial measures.
FORWARD-LOOKING STATEMENTS
Certain statements made in this press release are forward looking, reflect the Company’s current intent, belief or expectations and involve certain risks and uncertainties. The Company’s actual future performance may differ materially from such expectations as a result of important risk factors, which include, in addition to those identified in the Company’s 2007 Form 10-K, First Quarter 2008 Form 10-Q, Second Quarter 2008 Form 10-Q, Third Quarter 2008 Form 10-Q and its other filings with the Securities and Exchange Commission, the effect of the current or escalating economic crisis on overall telecommunications spending by our customers, the current or further detrimental changes in general economic, social, or political conditions in the countries in which we operate, the timeliness and functional competitiveness of our product releases, our ability to maintain OEM, partner, and vendor support and supply relationships, our ability to compete with other manufacturers that have lower cost bases than ours and/or are partially supported by foreign governments or employ other unfair trade practices, changes in the market price of the Company’s common stock and reductions in telecommunications carrier capital spending. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.
About Tekelec
Tekelec leverages its global leadership in core multimedia session control and network intelligence to ensure scalable, secure and highly available communications. The company’s leading signaling solutions enable the interworking of different network applications, technologies and protocols, providing a smooth transition to next-generation networks. Corporate headquarters are located near Research Triangle Park in Morrisville, N.C., U.S.A., with research and development facilities and sales offices throughout the world. For more information, please visit www.tekelec.com.
Investor Contacts:
Mike Gallentine
Director of Investor Relations
919-461-6825 office
Michael.Gallentine@tekelec.com
Press Contacts:
Joanne Latham
Director, Marketing Communications
919-653-9655 office
Joanne.Latham@tekelec.com

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
	(Thousands, except per share data)
Revenues	$119,903	$115,226	$460,564	$431,800
Cost of sales:
Cost of goods sold	38,147	44,280	154,260	176,323
Amortization of purchased technology	746	588	2,507	2,354

Total cost of sales	38,893	44,868	156,767	178,677

Gross profit	81,010	70,358	303,797	253,123

Operating expenses:
Research and development	24,907	23,190	100,613	92,223
Sales and marketing	19,409	18,923	74,678	72,559
General and administrative	15,762	14,973	56,239	55,121
Acquired in-process research and development	3,000	419	5,690	419
Restructuring and other	891	1,823	1,134	6,625
Amortization of intangible assets	111	109	438	249

Total operating expenses	64,080	59,437	238,792	227,196

Income from operations	16,930	10,921	65,005	25,927

Other income (expense), net:
Interest income	1,722	4,740	9,047	17,446
Interest expense	(66)	(837)	(1,986)	(3,591)
Gain (loss) on sale of investments	—	1	(2)	224
Gain on recognition of UBS rights at fair value	18,738	—	18,738	—
Unrealized loss on trading securities	(20,702)	—	(20,702)	—
Other, net	209	(1,046)	(3,490)	(4,034)

Total other income (expense), net	(99)	2,858	1,605	10,045

Income from continuing operations before provision for income taxes	16,831	13,779	66,610	35,972
Provision for income taxes	4,060	3,720	18,040	9,081

Income from continuing operations	12,771	10,059	48,570	26,891
Income (loss) from discontinued operations, net of taxes	1,096	348	6,469	(62,227)

Net income (loss)	$13,867	$10,407	$55,039	$(35,336)

Earnings per share from continuing operations:
Basic	$0.19	$0.15	$0.73	$0.39
Diluted	0.19	0.14	0.71	0.38

Earnings (loss) per share from discontinued operations:
Basic	$0.02	$0.01	$0.10	$(0.89)
Diluted	0.02	0.00	0.09	(0.81)

Earnings (loss) per share:
Basic	$0.21	$0.15	$0.83	$(0.51)
Diluted	0.21	0.15	0.80	(0.43)

Weighted average number of shares outstanding-continuing operations:
Basic	66,113	68,443	66,307	69,531
Diluted	66,521	75,235	69,859	76,796

Weighted average number of shares outstanding:
Basic	66,113	68,443	66,307	69,531
Diluted	66,521	75,235	69,859	76,796

TEKELEC
UNAUDITED NON-GAAP STATEMENTS OF OPERATIONS FOR CONTINUING OPERATIONS (1)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
	(Thousands, except per share data)
Revenues	$119,903	$115,226	$460,564	$431,800
Cost of sales:
Cost of goods sold	37,862	43,913	152,985	169,668

Gross profit	82,041	71,313	307,579	262,132

Research and development	24,179	22,554	97,665	89,380
Sales and marketing	18,730	18,222	71,828	69,189
General and administrative	13,705	13,307	48,091	46,821

Total operating expenses	56,614	54,083	217,584	205,390

Income from operations	25,427	17,230	89,995	56,742
Interest and other income (expense), net	(99)	2,858	1,605	10,045

Income from continuing operations before provision for income taxes	25,328	20,088	91,600	66,787
Provision for income taxes (2)	7,092	5,205	26,944	18,525

Net income from continuing operations	$18,236	$14,883	$64,656	$48,262

Earnings per share:
Basic	$0.28	$0.22	$0.98	$0.69
Diluted	0.27	0.21	0.94	0.66

Weighted average number of shares outstanding:
Basic	66,113	68,443	66,307	69,531
Diluted	66,521	75,235	69,859	76,796
(1) Please refer to the attached reconciliations of the GAAP Statements of Operations to the above Non-GAAP Statements of Operations.
(2) The above Non-GAAP Statements of Operations assume non-GAAP effective income tax rates of 28% and 26% for the three months ended December 31, 2008 and 2007, respectively. The above Non-GAAP Statements of Operations assume non-GAAP effective income tax rates of 29% and 28% for the year ended December 31, 2008 and 2007, respectively.

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,
	2008	2007
	(Thousands, except share data)

ASSETS
Current assets:
Cash and cash equivalents	$209,441	$105,550
Short-term investments, at fair value	—	313,922

Total cash, cash equivalents and short-term investments	209,441	419,472
Accounts receivable, net	171,630	147,092
Inventories	23,704	20,543
Income taxes receivable	—	28,361
Deferred income taxes	44,253	18,793
Deferred costs and prepaid commissions	56,588	57,203
Prepaid expenses and other current assets	11,061	14,726

Total current assets	516,677	706,190

Long-term trading securities, at fair value	87,198	—
Put right, at fair value	18,738	—
Property and equipment, net	34,904	32,510
Investments in privately-held companies	22,297	18,553
Deferred income taxes, net	71,287	83,418
Other assets	1,415	1,320
Goodwill	41,741	22,951
Intangible assets, net	37,703	16,948

Total assets	$831,960	$881,890

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$25,308	$45,388
Accrued expenses	30,723	21,259
Accrued compensation and related expenses	40,953	40,234
Convertible debt	—	125,000
Current portion of deferred revenues	201,838	166,274
Income taxes payable	7,300	—
Liabilities of discontinued operations	184	5,767

Total current liabilities	306,306	403,922
Deferred income taxes	7,071	1,295
Long-term portion of deferred revenues	7,591	8,917
Other long-term liabilities	6,146	6,569

Total liabilities	327,114	420,703

Commitments and Contingencies Shareholders’ equity:
Common stock, without par value, 200,000,000 shares authorized; 66,139,690 and 67,479,916 shares issued and outstanding, respectively	309,550	319,761
Retained earnings	194,418	139,379
Accumulated other comprehensive income	878	2,047

Total shareholders’ equity	504,846	461,187

Total liabilities and shareholders’ equity	$831,960	$881,890

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2008	2007
	(Thousands)
Cash flows from operating activities:
Net income (loss)	$55,039	$(35,336)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss (income) from discontinued operations	(6,469)	62,227
Loss (gain) on sale of investments	2	(224)
Gain on recognition of UBS rights at fair value	(18,738)	—
Unrealized loss on trading securities	20,702	—
Provision for doubtful accounts and returns	1,339	1,335
Inventory write downs	6,588	10,841
Loss on disposal of fixed assets	648	984
Depreciation	17,426	15,485
Amortization of intangibles	2,945	2,603
Amortization of deferred financing costs and other	939	1,656
Acquired in-process research and development	5,690	419
Deferred income taxes	(12,276)	(176)
Stock-based compensation	13,298	15,682
Excess tax benefits from stock-based compensation	(1,563)	(3,914)
Changes in operating assets and liabilities, net of business disposal:
Accounts receivable	(22,718)	(16,946)
Inventories	(8,911)	(4,465)
Deferred costs	(859)	(2,093)
Prepaid expenses and other assets	1,604	4,377
Accounts payable	(17,310)	3,725
Accrued expenses	3,045	(6,713)
Accrued compensation and related expenses	(2,201)	5,318
Deferred revenues	34,261	(19,439)
Income taxes payable/receivable	33,474	17,149

Total adjustments	50,916	87,831

Net cash provided by operating activities — continuing operations	105,955	52,495
Net cash used in operating activities — discontinued operations	(2,680)	(18,443)

Net cash provided by operating activities	103,275	34,052

Cash flows from investing activities:
Proceeds from sales and maturities of investments	790,635	703,949
Purchases of investments	(584,524)	(638,822)
Purchase of acquired business, net of cash acquired	(35,766)	—
Payments related to acquired in-process research and development	(2,690)	(2,519)
Purchases of property and equipment	(19,686)	(20,234)
Other non-operating assets	—	128

Net cash provided by investing activities — continuing operations	147,969	42,502
Net cash used in investing activities — discontinued operations	—	(3,241)

Net cash provided by investing activities	147,969	39,261

Cash flows from financing activities:
Repayment of convertible debt	(125,000)	—
Repurchase of common stock	(33,779)	(50,122)
Proceeds from issuance of common stock	11,922	30,686
Excess tax benefits from stock-based compensation	1,563	3,914

Net cash used in financing activities	(145,294)	(15,522)

Effect of exchange rate changes on cash	(2,059)	2,308

Net change in cash and cash equivalents	103,891	60,099
Cash and cash equivalents, beginning of period	105,550	45,451

Cash and cash equivalents, end of period	$209,441	$105,550

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED IMPACT OF NON-GAAP ADJUSTMENTS

	Three Months Ended December 31, 2008

	(Thousands, except per share data)

	GAAP			Non-GAAP
	Continuing			Continuing
	Operations	Adjustments		Operations

Revenues	119,903	$—		$119,903
Cost of sales:
Cost of goods sold	38,147	(285)	(1)	37,862
Amortization of purchased technology	746	(746)	(2)	—

Total cost of sales	38,893	(1,031)		37,862

Gross profit	81,010	1,031		82,041

Operating Expenses:
Research and development	24,907	(508)	(1)	24,179
		(220)	(3)
Sales and marketing	19,409	(679)	(1)	18,730
General and administrative	15,762	(2,057)	(1)	13,705
Acquired in-process research and development	3,000	(3,000)	(4)	—
Restructuring and other	891	(891)	(5)	—
Amortization of intangible assets	111	(111)	(2)	—

Total operating expenses	64,080	(7,466)		56,614

Income from operations	16,930	8,497		25,427

Interest and other expense, net	(99)	—		(99)

Income from continuing operations before provision for income taxes	16,831	8,497		25,328

Provision for income taxes	4,060	3,032	(6)	7,092

Income from continuing operations	12,771	5,465		18,236

Income from discontinued operations, net of taxes	1,096	(1,096)	(7)	—

Net income	$13,867	$4,369		$18,236

Earnings per share from continuing operations:
Basic	$0.19			$0.28
Diluted	0.19			0.27

Earnings per share:
Basic	$0.21			$0.28
Diluted	0.21			0.27

Weighted average number of shares outstanding:
Basic	66,113			66,113
Diluted	66,521			66,521
(1) The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock or restricted stock units and stock appreciation rights granted under our equity incentive plans and stock purchase rights granted under our employee stock purchase plan.
(2) The adjustments represent the amortization of purchased technology and other intangibles related to the acquisitions of Steleus, iptelorg and mBalance.
(3) The adjustment represents consideration payable to Estacado that is contingent upon the continued employment of certain former Estacado employees by Tekelec.
(4) The adjustment represents acquired in-process research and development related to the mBalance purchase.
(5) The adjustment represents the elimination of the costs associated with our restructuring activities.
(6) The adjustment represents the income tax effect of footnotes (1), (2), (3), (4) and (5) in order to reflect our non-GAAP effective tax rate of 28%.
(7) The adjustment represents the elimination of our discontinued operations.

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED IMPACT OF NON-GAAP ADJUSTMENTS

	Year Ended December 31, 2008

	(Thousands, except per share data)

	GAAP			Non-GAAP
	Continuing			Continuing
	Operations	Adjustments		Operations

Revenues	$460,564	$—		$460,564
Cost of sales:
Cost of goods sold	154,260	(1,275)	(1)	152,985
Amortization of purchased technology	2,507	(2,507)	(2)	—

Total cost of sales	156,767	(3,782)		152,985

Gross profit	303,797	3,782		307,579

Operating Expenses:
Research and development	100,613	(2,141)	(1)	97,665
		(807)	(3)
Sales and marketing	74,678	(2,850)	(1)	71,828
General and administrative	56,239	(7,248)	(1)	48,091
		(900)	(4)
Acquired in-process research and development	5,690	(5,690)	(5)	—
Restructuring and other	1,134	(1,350)	(6)	—
		216	(1),(6)
Amortization of intangible assets	438	(438)	(2)	—

Total operating expenses	238,792	(21,208)		217,584

Income from operations	65,005	24,990		89,995

Interest and other income, net	1,605	—		1,605

Income from continuing operations before provision for income taxes	66,610	24,990		91,600

Provision for income taxes	18,040	8,904	(7)	26,944

Income from continuing operations	48,570	16,086		64,656

Income from discontinued operations, net of taxes	6,469	(6,469)	(8)	—

Net income	$55,039	$9,617		$64,656

Earnings per share from continuing operations:
Basic	$0.73			$0.98
Diluted (9)	0.71			0.94

Earnings per share:
Basic	$0.83			$0.98
Diluted (9)	0.80			0.94

Weighted average number of shares outstanding:
Basic	66,307			66,307
Diluted (9)	69,859			69,859
(1) The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock or restricted stock units and stock appreciation rights granted under our equity incentive plans and stock purchase rights granted under our employee stock purchase plan.
(2) The adjustments represent the amortization of purchased technology and other intangibles related to the acquisitions of Steleus, iptelorg and mBalance.
(3) The adjustment represents consideration payable to Estacado that is contingent upon the continued employment of certain former Estacado employees by Tekelec.
(4) The adjustment represents an arbitration award and associated legal fees in favor of our former President and CEO, Fred Lax.
(5) The adjustment represents acquired in-process research and development related to the mBalance and Estacado purchases.
(6) The adjustment represents the elimination of the costs associated with our restructuring activities.
(7) The adjustment represents the exclusion of discrete tax benefits totaling $3.7 million related to reversing a valuation allowance on deferred tax assets generated by the loss on sale of our former Switching Solutions Group. Also included in the adjustment is the income tax effect of footnotes (1), (2), (3), (4), (5) and (6) in order to reflect our non-GAAP effective tax rate of 29%.
(8) The adjustment represents the elimination of our discontinued operations.
(9) For the year ended December 31, 2008, the calculations of diluted earnings per share include a potential add-back to net income of $1,085,000 for assumed after-tax interest cost and 2,971,000 weighted average shares related to our previously outstanding convertible debt using the “if-converted” method.

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED IMPACT OF NON-GAAP ADJUSTMENTS

	Three Months Ended December 31, 2007

	(Thousands, except per share data)

	GAAP			Non-GAAP
	Continuing			Continuing
	Operations	Adjustments		Operations

Revenues	$115,226	$—		$115,226
Cost of sales:
Cost of goods sold	44,280	(367)	(1)	43,913
Amortization of purchased technology	588	(588)	(2)	—

Total cost of sales	44,868	(955)		43,913

Gross profit	70,358	955		71,313

Operating Expenses:
Research and development	23,190	(636)	(1)	22,554
Sales and marketing	18,923	(701)	(1)	18,222
General and administrative	14,973	(1,666)	(1)	13,307
Acquired in-process research and development	419	(419)	(3)	—
Restructuring and other	1,823	(1,597)	(4)	—
		(226)	(1)
Amortization of intangible assets	109	(109)	(2)	—

Total operating expenses	59,437	(5,354)		54,083

Income from operations	10,921	6,309		17,230

Interest and other income, net	2,858	—		2,858

Income from continuing operations before provision for income taxes	13,779	6,309		20,088

Provision for income taxes	3,720	1,485	(5)	5,205

Income from continuing operations	10,059	4,824		14,883

Income from discontinued operations, net of taxes	348	(348)	(6)	—

Net income	$10,407	$4,476		$14,883

Earnings per share from continuing operations:
Basic	$0.15			$0.22
Diluted (7)	0.14			0.21

Earnings per share:
Basic	$0.15			$0.22
Diluted (7)	0.15			0.21

Weighted average number of shares outstanding:
Basic	68,443			68,443
Diluted (7)	75,235			75,235
(1) The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock or restricted stock units and stock appreciation rights granted under our equity incentive plans and stock purchase rights granted under our employee stock purchase plan.
(2) The adjustments represent the amortization of purchased technology and other intangibles related to the acquisitions of Steleus and iptelorg.
(3) The adjustment represents acquired in-process research and development related to certain signaling technology.
(4) The adjustment represents the eliminations of the costs associated with our restructuring activities.
(5) The adjustment represents the income tax effect of footnotes (1), (2), (3) and (4) in order to reflect our non-GAAP effective tax rate of 26%.
(6) The adjustment represents the elimination of our discontinued operations.
(7) For the three months ended December 31, 2007, the calculations of diluted earnings per share include a potential add-back to net income of $581,000 for assumed after-tax interest cost and 6,361,000 weighted average shares related to our previously outstanding convertible debt using the “if-converted” method.

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED IMPACT OF NON-GAAP ADJUSTMENTS

	Year Ended December 31, 2007

	(Thousands, except per share data)

	GAAP			Non-GAAP
	Continuing			Continuing
	Operations	Adjustments		Operations

Revenues	$431,800	$—		$431,800
Cost of sales:
Cost of goods sold	176,323	(1,655)	(1)	169,668
		(5,000)	(2)
Amortization of purchased technology	2,354	(2,354)	(3)	—

Total cost of sales	178,677	(9,009)		169,668

Gross profit	253,123	9,009		262,132

Operating Expenses:
Research and development	92,223	(2,843)	(1)	89,380
Sales and marketing	72,559	(3,370)	(1)	69,189
General and administrative	55,121	(7,588)	(1)	46,821
		(712)	(4)
Acquired in-process research and development	419	(419)	(5)	—
Restructuring and other	6,625	(6,399)	(6)	—
		(226)	(1)
Amortization of intangible assets	249	(249)	(3)	—

Total operating expenses	227,196	(21,806)		205,390

Income from operations	25,927	30,815		56,742

Interest and other income, net	10,045	—		10,045

Income from continuing operations before provision for income taxes	35,972	30,815		66,787

Provision for income taxes	9,081	9,444	(7)	18,525

Income from continuing operations	26,891	21,371		48,262

Loss from discontinued operations, net of taxes	(62,227)	62,227	(8)	—

Net income (loss)	$(35,336)	$83,598		$48,262

Earnings per share from continuing operations:
Basic	$0.39			$0.69
Diluted (9)	0.38			0.66

Earnings (loss) per share:
Basic	$(0.51)			$0.69
Diluted (9)	(0.43)			0.66

Weighted average number of shares outstanding:
Basic	69,531			69,531
Diluted (9)	76,796			76,796
(1) The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock or restricted stock units and stock appreciation rights granted under our equity incentive plans and stock purchase rights granted under our employee stock purchase plan.
(2) The adjustments represent the charge associated with product credits issued to Bouygues Telecom, S.A. as part of our settlement of the Bouygues litigation.
(3) The adjustments represent the amortization of purchased technology and other intangibles related to the acquisitions of Steleus and iptelorg.
(4) The adjustment represents legal expenses incurred to settle the Bouygues litigation.
(5) The adjustment represents acquired in-process research and development related to certain signaling technology.
(6) The adjustment represents the eliminations of the costs associated with our restructuring activities.
(7) The adjustment represents the income tax effect of footnotes (1), (2), (3), (4), (5) and (6) in order to reflect our non-GAAP effective tax rate of 28%.
(8) The adjustment represents the elimination of our discontinued operations.
(9) For the year ended December 31, 2007, the calculations of diluted earnings per share include a potential add-back to net income of $2,324,000 for assumed after-tax interest cost and 6,361,000 weighted average shares related to our previously outstanding convertible debt using the “if-converted” method.